As filed with the Securities and Exchange Commission on February 5, 1998.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------


                        PROVIDENT BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

          MARYLAND                                       52-1518642
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                    (Address of principal executive offices)

                              --------------------

        EMPLOYEES' RETIREMENT SAVINGS PLAN OF PROVIDENT BANK OF MARYLAND
                            (Full title of the plan)

                              --------------------


                            ROBERT L. DAVIS, ESQUIRE
                      MANAGING DIRECTOR AND GENERAL COUNSEL
                        PROVIDENT BANKSHARES CORPORATION
                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 277-2848
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            EDWARD J. ADKINS, ESQUIRE
                              MILES & STOCKBRIDGE,
                           A PROFESSIONAL CORPORATION
                                 10 LIGHT STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 727-6464

                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed              Proposed
                                                               maximum               maximum                Amount of
       Title of securities              Amount to be        offering price          aggregate             registration
         to be registered                registered          per share(1)       offering price(1)              fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
per share(2).......................       750,000               $63.00             $47,250,000               $14,319
------------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase
Rights(3)..........................       750,000                (3)                   (3)                     (3)
------------------------------------------------------------------------------------------------------------------------

(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices as reported on The NASDAQ
         Stock Market on January 30, 1998.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)      The Preferred Share Purchase Rights are to be issued in tandem with the shares of Common Stock. No separate consideration is to be paid for the
         Preferred Share Purchase Rights.
========================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by Provident Bankshares Corporation (the "Registrant") and the Employees' Retirement Savings Plan of Provident Bank of Maryland (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, including the Annual Report on Form 11-K of the Plan for the year ended December 31, 1996, included therein;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

                  (c) The Registrant's Current Reports on Form 8-K filed with the Commission on March 18, 1997 and August 26, 1997; and

                  (d) The description of the Registrant's Common Stock and Preferred Share Purchase Rights contained in the Registrant's Registration Statements on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 4, 1987 and January 25, 1995, respectively, and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  Description of Securities.
         --------------------------

         Not Applicable

ITEM 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not Applicable

ITEM 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Registrant's Bylaws provide that the Registrant shall indemnify, to the fullest extent permitted by the Maryland General Corporation Law ("MGCL"), any person (or his or her legal representative) who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture or other enterprise (including service with respect to employee benefit plans). Section 2-418 of the MGCL permits indemnification of any director or officer with respect to any proceedings by reason of service in that capacity unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification under the MGCL may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceedings; provided, however, that if the proceeding is by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the standard of conduct for permissive indemnification under the MGCL.

         The Registrant's Charter limits the liability of directors and officers to the fullest extent permitted by Maryland statutory or decisional law. The MGCL authorizes Maryland corporations to limit the liability of directors and officers to the Corporation and its stockholders for money damages, except (a) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (b) to the extent that a judgment or other final adjudication adverse to the director of officers entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, with the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (c) in respect of certain other specified actions.

         The Registrant currently maintains director and officer liability insurance coverage for officers and directors.

         To the extent that the indemnification provisions described above may be related to liabilities arising under the Securities Act of 1933, the Commission takes the position that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. Various state securities administrators take a similar position.

ITEM 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable

ITEM 8.  Exhibits.
         ---------

   4(a) Charter of Provident Bankshares Corporation filed as an Exhibit to the Registrant's Registration Statement on Form S-3, filed with the Commission on August 18, 1994, is incorporated herein by reference.

   4(b) Bylaws of Provident Bankshares Corporation, as amended, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is incorporated herein by reference.

   4(c) Rights Agreement filed as an Exhibit to the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 25, 1995, is incorporated herein by reference.

   4(d) The Employees' Retirement Savings Plan of Provident Bank of Maryland, as amended.

   23(a) Consent of Coopers & Lybrand L.L.P.

   24    Powers of Attorney.

The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and will make or has made all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  Undertakings.
         -------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 5th day of February 1998.

                                       PROVIDENT BANKSHARES CORPORATION

                                       By: /s/ Robert L. Davis
                                          _______________________________
                                           Robert L. Davis
                                           Managing Director and General
                                             Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                    Title                     Date
       ---------                    -----                     ----

        *                    Chairman of the Board       February 5, 1998
________________________     and Chief Executive
Carl W. Stearn               Officer (Principal
                             Executive Officer)

        *                    Executive Vice              February 5, 1998
________________________     President and Chief
James R. Wallis              Financial Officer and
                             Chief Operating
                             Officer (Principal
                             Financial Officer)

        *                    Treasurer (Principal        February 5, 1998
________________________     Accounting Officer)
R. Wayne Hall

        *                    Director                    February 5, 1998
________________________
Robert B. Barnhill, Jr.

        *                    Director                    February 5, 1998
________________________
Melvin A. Bilal

        *                                                February 5, 1998
________________________
Dr. Calvin W. Burnett

        *
________________________     Director                    February 5, 1998
M. Jenkins Cromwell, Jr.

        *                    Director                    February 5, 1998
________________________
Pierce B. Dunn

        *                    Director                    February 5, 1998
________________________
Enos K. Fry

        *                    Director                    February 5, 1998
________________________
Herbert W. Jorgensen

        *                    Director                    February 5, 1998
________________________
Peter M. Martin

        *                    Director                    February 5, 1998
________________________
Frederick W. Meier, Jr.

        *                    Director                    February 5, 1998
________________________
Francis G. Riggs

        *                    Director                    February 5, 1998
________________________
Sheila K. Riggs


----------

*By: /s/ Robert L. Davis                                 February 5, 1998
    -------------------------
     Robert L. Davis
     (Attorney-in-Fact)

                                Index to Exhibits
                                -----------------


Exhibit
Number            Description                                                     Page
------            -----------                                                     ----
   4(a)           Charter of Provident Bankshares Corporation filed as an
                  Exhibit to the Registrant's Registration Statement on Form
                  S-3, filed with the Commission on August 18, 1994, is
                  incorporated herein by reference.

   4(b) Bylaws of Provident Bankshares Corporation, as amended, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is incorporated herein by reference.

   4(c)           Rights Agreement filed as an Exhibit to the Registrant's
                  Registration Statement on Form 8-A, filed with the Commission on January 25, 1995, is incorporated herein by reference.

   4(d)           Employees' Retirement Savings Plan of Provident Bank of
                  Maryland, as amended.

  23              Consent of Coopers & Lybrand L.L.P.

  24              Powers of Attorney.